Exhibit (a) (v) under Form N-1A
                                           Exhibit 3 (i) under Item 601/Reg. S-K


                                  AMENDMENT #13
                           TO THE RESTATED AND AMENDED
                              DECLARATION OF TRUST

                              FEDERATED INDEX TRUST

                               Dated May 19, 2000

     THIS Restated and Amended Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

     Section 5. Establishment and Designation of Series or Class.

     Without  limiting  the  authority of the Trustees set forth in Article XII,
     Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

                          Federated Max-Cap Index Fund
                                 Class C Shares
                          Institutional Service Shares
                              Institutional Shares
                          Federated Mid-Cap Index Fund
                          Federated Mini-Cap Index Fund
                                 Class C Shares
                              Institutional Shares

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees by Unanimous Consent on the 23rd day of December, 2002.

      WITNESS the due execution hereof this 23rd day of December, 2002.



/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G Bigley                 /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray. Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh